EXHIBIT 5.1


                            [BROWN & WOOD LETTERHEAD]





                                                                  April 22, 1999


Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York  10036

               Re:     Morgan Stanley Capital I Inc.
                       Registration Statement on Form S-3
                       ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel for Morgan Stanley Capital I Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") relating to the Mortgage Pass-Through Certificates specified therein (the "Certificates"), issuable in series (each, a "Series"). Pursuant to Rule 429 of the Securities and Exchange Commission Rules and Regulations under the Securities Act of 1933, as amended (the "1933 Act"), the Prospectuses and Prospectus Supplements contained in the Registration Statement also relate to the Company's registration statement No. 333-62911 as previously filed on Form S-3. The Registration Statement is being filed with the Securities and Exchange Commission under the 1933 Act. As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a trustee and a master servicer to be identified in the prospectus supplement for such Series of Certificates (the "Trustee" and the "Master Servicer" for such Series, respectively).

         We have examined copies of the Company's Certificate of Incorporation and By-laws, a form of Pooling and Servicing Agreement, the forms of Certificates included in the Pooling and Servicing Agreement, the forms of prospectus supplements and prospectuses contained in the Registration Statement (the "Prospectus Supplements" and "Base Prospectuses", respectively) and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that:

         1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Master Servicer, the Trustee and any other party thereto for such Series, such Pooling and Servicing Agreement will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

         2. When a Series of Certificates has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof otherwise being in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Pooling and Servicing Agreement, and issued and delivered against payment therefor as contemplated in the Registration Statement, the Certificates in such Series will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of such Pooling and Servicing Agreement.

         3. The information set forth in the Prospectus Supplements and Base Prospectuses under the caption "Certain Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects.

         We hereby consent to the use of our name in the Base Prospectuses under the caption "Certain Federal Income Tax Consequences" and in the Prospectus Supplements and Base Prospectuses under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,


                                             /s/ Brown & Wood LLP
                                             Brown & Wood LLP